                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report:  June 11, 1996

                            ARGYLE TELEVISION, INC.

            (Exact name of registrant as specified in its charter)



         DELAWARE                   0-27000                     74-2717523
(State or other jurisdiction      (Commission                (I.R.S. Employer
     of incorporation)            File Number)            Identification Number)


            200 Concord Plaza, Suite 700, San Antonio, Texas  78216
                   (Address of principal executive offices)


                                (210) 828-1700
                         (Registrant's Telephone No.)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------------------------------------

          On June 11, 1996, the Company completed the acquisition of KHBS-TV and its S-2 satellite KHOG-TV, which serve as ABC affiliates in Fort Smith and Fayetteville, Arkansas, respectively (the "Arkansas Stations"), from Sigma Broadcasting, Inc. ("Sigma"). The acquisition was accomplished through the merger of Sigma into KHBS Argyle Television, Inc., a newly created, wholly-owned subsidiary of the Company. Pursuant to the merger, the Company issued to the Sigma stockholders (i) 227,654 shares of the Company's Series A Common Stock and
(ii) shares of newly created preferred stock of the Company having a stated value of $20,876,000. The Company also paid an additional $4 million, $3 million of which was paid in cash and the balance of which was paid in shares of newly created preferred stock, for certain real estate associated with the Arkansas Stations and for a non-competition covenant in connection with this acquisition. The preferred stock pays a cash dividend at 6.5% annually, and 50% of the preferred stock, designated as Series A Preferred Stock, is convertible at the option of the holders into Series A Common Stock of the Company at a conversion price of $35 per share of Series A Common Stock. In the event the holders do not convert the Series A Preferred Stock into shares of Series A Common Stock by June 11, 2001, the Company may redeem such Series A Preferred Stock at its stated value. The other 50% of the preferred stock, designated as Series B Preferred Stock, is redeemable by the Company at its stated value at any time after June 11, 2001. In the event the Company does not redeem the Series B Preferred Stock by July 11, 2001, then from and after that date the holders may convert the Series B Preferred Stock into shares of Series A Common Stock at a conversion price equal to the then fair market value of the Series A Common Stock.

          The assets that were acquired pursuant to the transaction include the FCC licenses, equipment, real estate, programming inventory, contracts and other assets related to the operations of the Arkansas Stations. The Company presently intends to continue the use of the physical assets acquired pursuant to the transaction. The $4 million in cash used in the transaction was obtained from the Company's existing amended and restated credit agreement, which agreement was further amended in connection with the transaction.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
          ------------------------------------------------------------------

     a.   Financial Statements.
          --------------------

                   INDEX TO HISTORICAL FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
SIGMA BROADCASTING, INC.

Report of Independent Auditors............................................    3
Balance Sheet as of December 31, 1995.....................................    4
Statement of Income for the Year Ended December 31, 1995..................    6
Statement of Shareholders' Equity for the Year Ended December 31, 1995....    7
Statement of Cash Flows for the Year Ended December 31, 1995..............    8
Notes to Financial Statements.............................................    9

Condensed Balance Sheet as of March 31, 1996 (Unaudited)..................   14
Condensed Statements of Operations for the Three Months Ended
        March 31, 1995 and 1996 (Unaudited)...............................   15
Condensed Statements of Cash Flows for the Three Months Ended
        March 31, 1995 and 1996 (Unaudited)...............................   16

                              NORRIS TAYLOR & CO.
                          Certified Public Accountants



 THE SHAREHOLDERS AND BOARD OF DIRECTORS
 SIGMA BROADCASTING, INC.
 FORT SMITH, ARKANSAS


                         INDEPENDENT AUDITORS' REPORT

 We have audited the accompanying balance sheet of Sigma Broadcasting, Inc. as of December 31, 1995, and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sigma Broadcasting, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                             CERTIFIED PUBLIC ACCOUNTANTS
 FORT SMITH, ARKANSAS
 JANUARY 25, 1996

                            SIGMA BROADCASTING, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1995



                     ASSETS
                     ------

CURRENT ASSETS
      Cash                                         $   83,166
      Cash - Interest bearing accounts                 60,758
      Accounts receivable - Trade                   1,407,047
      Accounts receivable - Other                         650
      Broadcast license agreements - Current          253,969
      Prepaid expenses                                157,811
                                                   ----------
TOTAL CURRENT ASSETS                                           $1,963,401

PROPERTY, PLANT AND EQUIPMENT, at cost
      Land improvements                                39,938
      Tower and antenna                               147,858
      Equipment                                     7,662,344
      Furniture and fixtures                           97,319
      Vehicles                                        332,624
      Leasehold improvements                          405,705
      Construction in progress                          8,081
                                                   ----------
                                                    8,693,869
      Less accumulated depreciation                 6,619,986
                                                   ----------
NET PROPERTY, PLANT AND EQUIPMENT                               2,073,883

OTHER ASSETS
      Broadcast license agreements - noncurrent       265,680
      Investments at cost                              12,600
      Deposits                                          1,618
      Goodwill, net of accumulated amortization
       of $523,921                                    450,788
                                                   ----------
TOTAL OTHER ASSETS                                                730,686
                                                               ----------

TOTAL ASSETS                                                   $4,767,970
                                                               ==========


  The accompanying notes are an integral part of these financial statements.



           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------

CURRENT LIABILITIES
      Current maturities of long-term debt                  $1,986,577
      Accounts payable - Trade                                 126,460
      Commissions and wages payable                             61,330
      Contracts payable - Broadcast license agreements         253,969
      Accrued expenses:
       Payroll taxes                                            13,325
       Insurance                                                 2,000
                                                            ----------
TOTAL CURRENT LIABILITIES                                               $2,443,661

LONG-TERM DEBT, less current maturities (Note 4)
      Notes payable                                            481,158
      Notes payable - Stockholders                           1,814,003
      Contracts payable - Broadcast license agreements -
       long-term                                               265,680
                                                             2,560,841
                                                            ----------
      Less current maturities of long-term debt              1,986,577
                                                            ----------
NET LONG-TERM DEBT                                                         574,264

STOCKHOLDERS' EQUITY
      Common stock, Authorized 5,000 shares at
       $1 par value, issued and outstanding 1,000 shares         1,000
      Additional paid-in capital                               226,106
      Retained earnings                                      1,522,939
                                                            ----------
TOTAL STOCKHOLDERS' EQUITY                                               1,750,045
                                                                        ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $4,767,970
                                                                        ==========


                            SIGMA BROADCASTING, INC.
                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995


INCOME
      Sales                                                    $8,958,426

OPERATING EXPENSES
      Rogers Bureau expense                       $  146,673
      Commissions - Agency, national and other     1,063,664
      Bad debts                                       24,558
      Depreciation                                   765,998
      Amortization of goodwill                        48,738
      Program Department                             394,039
      Data Operations                                124,651
      Production - Art Department                    228,040
      News Department                              1,207,572
      Technical Department                           549,270
      Promotion Department                           232,255
      Sales Department                               942,698
      Operations Department                          458,482
      Building and Land Department                   247,188
      Corporate and Overhead Department              152,345
      General and Administrative                   1,140,376
                                                  ----------
TOTAL OPERATING EXPENSES                                        7,726,547
                                                               ----------

OPERATING INCOME                                                1,231,879

OTHER INCOME OR (EXPENSE)
      Interest income                                  8,394
      Miscellaneous income                            16,533
      Gain on sale of assets                          16,502
      Interest expense                              (203,292)
                                                  ----------
TOTAL OTHER INCOME OR (DEDUCTIONS)                               (161,863)
                                                               ----------

NET INCOME BEFORE INCOME TAXES                                  1,070,016

PROVISION FOR INCOME TAXES                                        435,554
                                                               ----------

NET INCOME                                                     $  634,462
                                                               ==========

  The accompanying notes are an integral part of these financial statements.

                           SIGMA BROADCASTING, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1995



                                        ADDITIONAL
                                COMMON   PAID-IN      RETAINED
                                 STOCK   CAPITAL      EARNINGS      TOTAL
                                ------  ----------   ----------   ----------
BALANCE - January 1, 1995       $1,000    $226,106   $  888,477   $1,115,583

  Net income                         -           -      634,462      634,462
                                ------    --------   ----------   ----------

BALANCE - December 31, 1995     $1,000    $226,106   $1,522,939   $1,750,045
                                ======    ========   ==========   ==========

  The accompanying notes are an integral part of these financial statements.

                            SIGMA BROADCASTING, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                     $  634,462
   Adjustments to reconcile net income
     to net cash provided by operating activities:
   Depreciation and amortization                      $ 814,736
   Decrease in accounts receivable
    and other receivables                               122,276
   Gain on sale of assets                               (16,502)
   (Increase) in prepaid expenses                       (90,680)
   (Decrease) in accounts payable                       (55,303)
   (Decrease) in accrued commissions, wages
    payable and expenses                               (129,638)
   (Decrease) in income taxes payable                  (119,381)
                                                      ---------
  TOTAL ADJUSTMENTS                                                  525,508
                                                                   ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                          1,159,970

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of assets                           2,400
   Increase in investments                              (12,600)
   Purchases of depreciable assets                     (623,316)
                                                      ---------
NET CASH USED BY INVESTING ACTIVITIES                               (633,516)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Additions (payments) on long-term debt
    and shareholders' notes payable                    (542,022)
                                                      ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                           (542,022)
                                                                   ---------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                                                (15,568)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                       159,492
                                                                   ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                           $ 143,924
                                                                   =========

  The accompanying notes are an integral part of these financial statements.

                            SIGMA BROADCASTING, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


 NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
 ----------------------------------------------------

           NATURE OF BUSINESS
           ------------------

           The company is in the business of commercial television broadcasting.

           ACCOUNTING POLICY
           -----------------

           For purposes of the statements of cash flows, the company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

           ACCOUNTS RECEIVABLE
           -------------------

           It is the policy of the company to charge uncollectible accounts receivable to expense at the time management determines the account to be uncollectible. Bad debts written off totaled $24,558 for the year ended December 31, 1995. The company feels that the direct write off method approximates the allowance method of accounting for bad debts expense. It is the opinion of management that all accounts receivable at December 31, 1995 are substantially collectible.

           PROPERTY AND EQUIPMENT
           ----------------------

           All items of property of the company are recorded on the books at cost. The cost of such items retired or replaced is removed from the appropriate asset account and the accumulated depreciation thereon is removed from the accumulated depreciation account. Any resulting gain or loss, representing the difference between the sales price and depreciated cost, is credited or charged to income.


           Depreciation expense using primarily the accelerated cost recovery system and modified accelerated cost recovery system methods for book purposes was $765,998 for the year ended December 31, 1995. Book and tax depreciation was based on the following estimated useful lives:


                        ASSET CATEGORY          YEARS
                        --------------        ---------
                    Tower and antenna           5 - 7
                    Equipment                   5 - 7
                    Furniture and fixtures      5 - 7
                    Vehicles                    3 - 5
                    Leasehold improvements     10 - 31

                            SIGMA BROADCASTING, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 2:    INCOME TAXES
- -----------------------
           Income tax expense was $435,554 for the current year as follows:


                Federal              $361,616
                Arkansas               73,938
                                     --------
                                     $435,554
                                     ========

           The company's effective income tax rate was 40.7% computed as follows:

                                                            1995      PERCENT
                                                          --------    -------
                Federal income tax at statutory
                 tax rates                                $363,805     34.0%
                State income tax net of federal
                 tax benefit                                48,799      4.6%
                Effect of nondeductible expenses            22,950      2.1%
                Effect of allocation of surtax
                 exemption among controlled
                 group of corporations                           0      0.0%
                                                          --------    -------
                                                          $435,554     40.7%
                                                          ========    =======

           Income taxes paid during the current year totaled $555,529.

 NOTE 3:   RELATED PARTY TRANSACTIONS
 ------------------------------------

           The company leases certain operating facilities from Sigma Properties, a related party by virtue of common officers and owners. Rentals paid by the company to Sigma Properties was $130,800 for the year ended December 31, 1995 (see Note 7).

           The majority stockholder is paid $11,000 per month consulting fee for consulting services rendered. Total consulting fees paid totaled $132,000 for the year ended December 31, 1995.

           The stockholders have made various loans to the company for equipment and working capital needs (see Note 4).

           The company makes a monthly note payment totaling $14,678, including interest, to the father of the stockholders of the company. This note was for the initial purchase of the company's primary broadcast tower (see Note 4).

           Management of the company is of the opinion that these related party transactions are comparable to those which would be incurred with independent third parties for similar facilities and services.

                            SIGMA BROADCASTING, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 4:    LONG-TERM DEBT
- -------------------------

           Long-term debt at December 31, 1995 consisted of the following:

           Notes payable - Stockholder, unsecured, with
           principal payments of $25,000 per month and
           interest paid annually at 7.19%                     $1,422,041

           Note payable - Stockholder, unsecured, with
           principal payments of $5,000 per month and
           interest paid annually at 7.19%                        377,561

           Note payable - Stockholder, unsecured, bearing
           interest at 9% with monthly payments, including
           interest of $1,661                                      14,401

           Note payable - Individual, secured by certain
           equipment with interest at 6.01% per year and
           monthly payments, including interest,
           of $14,638                                             481,158
                                                               ----------
                                                                2,295,161
           Less current portion                                 1,986,577
                                                               ----------
                                                               $  308,584
                                                               ==========


           Long-term debt is scheduled to mature as follows:

                           1996                       $1,986,577
                           1997                          160,195
                           1998                          148,389
                                                      ----------
                                                      $2,295,161
                                                      ==========

           The company paid interest totaling $203,292 for the year ended December 31, 1995.

NOTE 5:    GOODWILL
- -------------------

           On March 16, 1985, the partnership purchased the operating assets of KHBS and KTVP television stations. The excess of purchase price above the fair market value of the assets purchased was charged to goodwill in the amount of $974,709. This amount is being amortized over twenty years using the straight line method. Amortization expense was $48,738 for the current year.

NOTE 6:    RETIREMENT PLAN
- --------------------------

           The company has established a 401(k) plan for the benefit of its employees. The company's contributions to the plan were $39,038 for the year ended December 31, 1995. The company expenses these contributions as they are actually incurred.

                            SIGMA BROADCASTING, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 7:    LEASES
- -----------------

           The company has entered into various operating leases as follows:

           The company leases its real estate, buildings and operating facilities from Sigma Properties Partnership, a related party (see
           Note 3). The monthly lease amount is $10,900 per month. The lease is a one year lease including automatic one year renewals each January
           1. Either party may cancel the lease for the subsequent year with written notice served to the other party by December 1, annually.

           The company leases land for four different tower sites. The current monthly lease amount is approximately $746 per month with scheduled increases through 2014.

           Following is a summary of future minimum payments under operating lease agreements that have remaining noncancelable lease terms in excess of one year at December 31, 1995.

                1996                            $  139,752
                1997                               139,752
                1998                               140,752
                1999                               140,812
                2000                               140,872
                Years subsequent to 2000         1,972,208
                                                ----------
                Total minimum lease payments    $2,674,148
                                                ==========

NOTE 8:    CONTRACTS PAYABLE FOR BROADCAST RIGHTS
- -------------------------------------------------

           FAS 63 requires a broadcaster (licensee) to account for a license agreement for program material as a purchase of a right or group of rights. FAS 63 requires the licensee to report an asset and a liability for the rights acquired and obligations incurred under the license agreements. Furthermore, "the asset shall be segregated on the balance sheet between current and noncurrent based on estimated time of usage. The liability shall be segregated between current and noncurrent based on the payment terms." The asset and liability has been presented on the balance sheet of the company at the gross amount of the liability.

NOTE 9:    BARTER TRANSACTIONS
- ------------------------------

           APB Opinion 29 - Accounting for Nonmonetary Transactions requires barter (trade out) transactions to be reported at the estimated fair market value of the product or service received. The barter revenue is reported when commercials are broadcast and merchandise or services received are reported when received or used. To the extent that merchandise or services are received prior to the broadcast of the commercial, a liability is reported. Likewise, if the commercial is broadcast first, a receivable is reported. At December 31, 1995 the company had recorded a trade receivable of $3,360. This amount is disclosed on the balance sheet in the accounts receivable - trade category.

                            SIGMA BROADCASTING, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 10:   NETWORK AFFILIATION AGREEMENTS
- -----------------------------------------

           The company has not acquired any network affiliation agreements that require amortization under the provisions of FAS 63.

                            Argyle Television, Inc.


                           Sigma Broadcasting, Inc.
                            Condensed Balance Sheet

                                                           March 31, 1996
                                                             (Unaudited)
                                                           ---------------
Assets
Current assets:
   Cash and cash equivalents                                    $391,527
   Accounts receivable, net                                    1,341,229
   Program rights                                                253,969
   Other                                                          72,699
                                                              ----------
Total current assets                                           2,059,424

Property, plant, and equipment, net                            1,999,347

Other assets:
   Goodwill, net                                                 434,543
   Program rights, noncurrent                                    214,030
   Other                                                          14,218
                                                              ----------

Total assets                                                  $4,721,562
                                                              ==========

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable and accrued liabilities                     $238,456
   Current portion of long-term debt                           1,999,602
   Program rights payable                                        253,969
                                                              ----------
Total current liabilities                                      2,492,027

Program rights payable                                           214,030
Long-term debt                                                   163,984

Stockholders' equity:
   Common stock, par value $1.00 per share, 5,000 shares
   authorized, 1,000 shares issued and outstanding                 1,000
   Additional paid-in capital                                    226,106
   Retained earnings                                           1,624,415
                                                              ----------
Total stockholders' equity                                     1,851,521

Total liabilities and stockholders' equity                    $4,721,562
                                                              ==========

                            Argyle Television, Inc.

                           Sigma Broadcasting, Inc.
                      Condensed Statements of Operations
                                  (Unaudited)

                                                 Three Months Ended
                                                      March 31
                                              -------------------------
                                                 1995          1996
                                              -------------------------
Total revenues                                $1,825,095     $1,889,748

Station operating expenses                     1,302,257      1,398,501
Amortization of program rights                    28,809         51,650
Depreciation and amortization                    204,185        168,450
                                              -------------------------
Station operating income                         289,844        271,147
Corporate general and administrative expenses     37,730         58,892
                                              -------------------------
Operating income                                 252,114        212,255

Interest expense, net                             86,773         43,131
                                              -------------------------

Net income before income taxes                   165,341        169,124

Income taxes                                      66,136         67,648
                                              -------------------------

Net income                                       $99,205       $101,476
                                              =========================

                            Argyle Television, Inc.

                           Sigma Broadcasting, Inc.
                      Condensed Statements of Cash Flows
                                  (Unaudited)

                                                 Three Months Ended
                                                      March 31
                                               -----------------------
                                                 1995           1996
                                               -----------------------
Operating Activities
Net Income                                      $99,205       $101,476
Adjustments to reconcile net income to net
cash provided by operating activities:
  Depreciation                                  192,000        152,205
  Amortization of intangible assets              12,185         16,245
  Amortization of program rights                 28,809         51,650
  Program payments                              (28,809)       (51,650)
  Changes in operating assets and
  liabilities, net                               99,819        191,814
                                               -----------------------
Net cash provided by operating activities       403,209        461,740

Investing Activities
Purchases of property, plant and equipment      (73,245)       (82,564)
Proceeds from sale of property, plant and
equipment                                         2,400
                                               -----------------------
Net cash (used in) investing activities         (70,845)       (82,564)

Financing Activities
Payment of long-term debt                      (129,488)      (131,573)
                                               -----------------------
Net cash (used in) financing activities        (129,488)      (131,573)

Increase in cash and cash equivalents           202,876        247,603

Cash at beginning of period                     159,492        143,924
                                               -----------------------
Cash and cash equivalents at end of period     $362,368       $391,527
                                               =======================

     b.   Pro Forma Financial Information.
          -------------------------------


                     PRO FORMA CONSOLIDATED FINANCIAL DATA

        The unaudited Pro Forma Consolidated Statements of Operations of the Company for the year ended December 31, 1995 and for the three months ended March 31, 1995 and 1996, and the unaudited Pro Forma Consolidated Balance Sheets of the Company as of December 31, 1995 and March 31, 1996 (collectively, the "Pro Forma Statements") have been prepared as if the acquisitions of the Northstar Stations, the Hawaii Stations and the Buffalo Station (Five Stations) and the Arkansas Stations (Six Stations) had been completed in the case of the statements of operations as of the beginning of the periods presented and as of December 31, 1995 and March 31, 1996 in the case of the balance sheet data. The acquisitions of the Stations are accounted for using the purchase method of accounting. The Pro Forma Statements presented herein are not necessarily indicative of the Company's financial condition or results of operations that might have occurred had such transactions been completed at the beginning of the period indicated or as of the date specified and do not purport to indicate the Company's consolidated financial position or results of operations for any future date or period. The Pro Forma Statements and accompanying notes should be read in conjunction with the Historical Consolidated Financial Statements and related notes thereto appearing elsewhere herein.




                    INDEX TO PRO FORMA FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
ARGYLE TELEVISION, INC.

Pro Forma Statement of Operations for the Year Ended
        December 31, 1995 (Unaudited)................................         18
Pro Forma Balance Sheet as of December 31, 1995 (Unaudited)..........         20
Pro Forma Statements of Operations for the Three Months Ended
        March 31, 1995 and 1996 (Unaudited)..........................      22,24
Pro Forma Balance Sheet as of March 31, 1996 (Unaudited).............         26

                            Argyle Television, Inc.
           Unaudited Pro Forma Consolidated Statement of Operations
                         Year Ended December 31, 1995
                                (In Thousands)

                                             Hawaii Station  Acquisition &          Four     Buffalo Station       Buffalo
                                The Company   January 1 to     Offerings          Stations    January 1 to       Acquisition
                               Historical (a) June 12, 1995   Adjustments        Pro Forma    Dec. 4, 1995       Adjustments
                               -------------------------------------------       -------------------------------------------

Total revenues                     $46,944        $5,767         $488 (b)          $53,199         $16,880        $(2,670)(c)
                                                                                                                      497 (b)

Station operating expenses          23,603         3,878         (707)(d)           26,774           8,076           (195)(d)
Amortization of program rights       3,961           261                             4,222             663
Depreciation and amortization       12,294           960          953 (e) (f)       14,207           4,947          1,651 (e) (f)
                               -------------------------------------------       -------------------------------------------
Station operating income             7,086           668          242                7,996           3,194         (3,629)
Corporate general and
    administrative expenses          2,999                                           2,999
                               -------------------------------------------       -------------------------------------------
Operating income (loss)              4,087           668          242                4,997           3,194         (3,629)

Interest expense, net               12,052                      5,926 (h)           17,978
                               -------------------------------------------       -------------------------------------------
Income (loss) before income taxes   (7,965)          668       (5,684)             (12,981)          3,194         (3,629)
Income taxes                                                                                           111           (111)(i)
                               -------------------------------------------       -------------------------------------------
Income (loss) from continuing
  operations                       $(7,965)         $668      $(5,684)            $(12,981)         $3,083        $(3,518)
                               ===========================================       ===========================================


                                                        Five                       Arkansas
                                                       Stations   Arkansas        Acquisition     The Company
                                                      Pro Forma   Stations        Adjustment       Pro Forma
                                                     ---------------------------------------------------------
Total revenues                                        $67,906     $7,894                            $75,800

Station operating expenses                             34,655      5,532           (410)(d)          39,777
Amortization of program rights                          4,885        163                              5,048
Depreciation and amortization                          20,805        815          1,775 (e)(f)       23,395
                                                     -------------------------------------------  ------------
Station operating income                                7,561      1,384         (1,365)              7,580
Corporate general and
    administrative expenses                             2,999        152           (152)(g)           2,999
                                                     -------------------------------------------  ------------

Operating income (loss)                                 4,562      1,232         (1,213)              4,581
Interest expense, net                                  17,978        162            318 (h)          18,458
                                                     -------------------------------------------  ------------

Income (loss) before income taxes                     (13,416)     1,070         (1,531)            (13,877)
Income taxes                                                         436           (436)(i)
                                                     -------------------------------------------  ------------

Income (loss) from continuing
  operations                                         $(13,416)      $634        $(1,095)           $(13,877)
                                                     ===========================================   ===========



See explanations on the following page.

Acquisition Adjustments

(a) Includes the results of operations of the Company, the results of operations of the acquired Northstar Stations for the full period, the results of operations of the acquired Hawaii Stations from June 13, 1995 and the acquired Buffalo station from December 5, 1995.

(b) Reflects increased network compensation resulting from renegotiated network affiliation agreements for WZZM, KITV, WAPT, and WGRZ.

(c) Reflects the elimination of management fees for the Buffalo Station for six months which are included in the Company's historical results of operations.

(d) Reflects the elimination of certain expenses relating to employees who have either been terminated or will be terminated and not replaced under the Company's management and certain other expenses which would have been eliminated under the Company's management.

(e) Reflects the change in depreciation expense due to purchase accounting adjustments to equipment and buildings, net of depreciation already recorded in the historical financial statements. The estimated useful lives used for equipment range from 5 to 25 years and the estimated useful life used for buildings range from 25 to 39 years.

(f) Reflects amortization of intangible assets resulting from purchase accounting adjustments, net of amortization already recorded in the historical financial statements. The estimated useful lives used for these intangible assets were as follows: FCC licenses - 15 years; network affiliation agreements - 15 years; other intangible assets - 2 - 5 years.

(g) Reflects the change in corporate expenses associated with the Company's organizational structure.

(h) Reflects interest expense recorded in conjunction with FASB Statement No. 119 relating to interest rate protection agreements, interest expense on the pro forma debt and the amortization of deferred financing costs over the period of the related financings:

                                                       Five       The Company
                                                     Stations      Pro Forma
                                                    Pro Forma     Six Stations
                                                    --------------------------
    Fair value adjustments of interest rate
        protection agreements - non-cash             $1,478          $1,478
    Bank Credit Agreement at an assumed interest
        rate of 8.5%                                  1,075           1,555
    The Notes at an interest rate of 9.75%           14,625          14,625
    Amortization of deferred financing costs            800             800
                                                    --------------------------
                                                    $17,978         $18,458
                                                    ==========================

(i) Reflects the elimination of taxes as a result of the pro forma losses for the period presented.

                            Argyle Television, Inc.

                Unaudited Pro Forma Consolidated Balance Sheet
                            as of December 31, 1995
                                (In Thousands)


                                                                                             Arkansas
                                                       The Company         Arkansas         Acquisition          The Company
                                                        Historical         Stations         Adjustments           Pro Forma
                                                       ------------------------------------------------          -----------
Assets
Current assets:
  Cash and cash equivalents                                 $2,206            $144               -                  $2,350
  Accounts receivable, net                                  11,362           1,407               -                  12,769
  Barter program rights                                      5,102              -                -                   5,102
  Program rights                                             4,611             254               -                   4,865
  Other                                                      1,139             158               -                   1,297
                                                       ------------------------------------------------          -----------
Total current assets                                        24,420           1,963               -                  26,383

Property, plant, and equipment, net                         32,634           2,074             4,126 (a)            38,834


Intangible assets, net                                     220,375             451            37,618 (a)           258,444

Other:
  Deferred acquisition and financing costs, net              6,250              -                -                   6,250
  Barter program rights, noncurrent                          2,249              -                -                   2,249
  Program rights, noncurrent                                 3,299              266              -                   3,565
  Other assets                                               1,913               14              -                   1,927
                                                       ------------------------------------------------          -----------

Total assets                                              $291,141            $4,768         $41,744              $337,652
                                                       ===============================================           ==========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                          $1,792              $126              -                $1,918
  Current portion of long-term debt                             -              1,987           (1,987)(a)              -
  Accrued liabilities                                        5,227                77              -                 5,304
  Barter program rights payable                              5,270              -                 -                 5,270
  Program rights payable                                     3,658              254               -                 3,912
  Other current liabilities                                    647              -               1,241 (a)           1,888
                                                       ------------------------------------------------          -----------
Total current liabilities                                   16,595            2,444              (746)             18,292

Barter program rights payable, noncurrent                    2,249              -                 -                 2,249
Program rights payable, noncurrent                           3,650              266               -                 3,916
Other liabilities                                            2,354              -              11,053 (a)          13,407
Long-term debt, net                                        150,000              308             5,898 (b)         155,898
                                                                                                 (308)(a)
Stockholders' equity:
  Common stock                                                 111                1                (1)(c)             113
                                                                                                    2 (b)
  Preferred stock                                                                                   1 (b)               1
  Additional paid-in capital                               132,039              226              (226)(c)         159,633
                                                                                               27,594 (b)
  Retained earnings (deficit)                              (15,857)           1,523            (1,523)(c)         (15,857)
                                                       ------------------------------------------------          -----------
Total stockholders' equity                                 116,293            1,750            25,847             143,890

Total liabilities and stockholders' equity                $291,141           $4,768           $41,744            $337,652
                                                       ===============================================           ==========


See explanations on the following page.

Arkansas Acquisition Adjustments

(a) Reflects the Arkansas Acquisition. The acquisition will be accounted for using the purchase method of accounting. The Company has not yet determined the final allocation of the purchase price and, accordingly, the amounts shown below may differ from the amounts ultimately determined.

  The preliminary pro forma allocation of the purchase price is as follows:

      Purchase price and estimated acquisition costs                                           $ 33,495
      Less historical net assets                                                                 (1,750)
                                                                                               --------
      Excess to be allocated                                                                   $ 31,745
                                                                                               ========

      Allocation of excess purchase price based on preliminary estimated values:
      Property, plant, and equipment                                                           $  4,126
      Deferred tax liability                                                                    (11,053)
      Obligations paid at closing                                                                 2,295
      Additional obligations assumed                                                             (1,241)
      Intangible assets                                                                          37,618
                                                                                               --------
                                                                                               $ 31,745
                                                                                               ========

(b)  Financing for the Arkansas Acquisition is to be provided as follow:

      Issuance of Preferred Stock                                                              $ 21,876
      Issuance of Common Stock                                                                    5,721
      Borrowings under Bank Credit Agreement                                                      5,898
                                                                                               --------
                                                                                               $ 33,495
                                                                                               ========

(c) Reflects the elimination of the remaining historical capital structure of the Arkansas Stations.

                            Argyle Television, Inc.
           Unaudited Pro Forma Consolidated Statement of Operations
                       Three Months Ended March 31, 1995
                                (In Thousands)

                                          The Company   Hawaii     Buffalo    Arkansas   Acquisition   The Company
                                          Historical   Stations    Station    Stations   Adjustments    Pro Forma
                                         ----------------------------------------------------------------------------
Total revenues                              $8,487      $2,988      $3,849      $1,825       $246 (a)      $17,395

Station operating expenses                   4,875       1,862       2,053       1,302       (246)(b)        9,846
Amortization of program rights                 912         156         185          29                       1,282
Depreciation and amortization                1,872         539       1,353         204      1,881 (c)(d)     5,849
                                         --------------------------------------------------------        ------------
Station operating income                       828         431         258         290     (1,389)             418

Corporate general and
    administrative expenses                    506                                  38        390 (e)          934
                                         --------------------------------------------------------        ------------
Operating income (loss)                        322         431         258         252     (1,779)            (516)

Interest expense, net                        1,909                                  87      2,226 (f)        4,222
                                         --------------------------------------------------------        ------------

Income (loss) before income taxes           (1,587)        431         258         165     (4,005)          (4,738)
Income taxes                                                                        66        (66)(g)
                                         --------------------------------------------------------        ------------

Net income (loss)                          $(1,587)       $431        $258         $99    $(3,939)         $(4,738)
                                         ========================================================        ============

See explanations on the following page.

 ACQUISITION ADJUSTMENTS

(a) Reflects increased network compensation resulting from renegotiated network affiliation agreements.
(b) Reflects the elimination of certain expenses relating to employees who have either been terminated or will be terminated and not replaced under the Company's management and certain other expenses which would have been eliminated under the Company's management.
(c) Reflects depreciation of equipment and buildings resulting from the purchase accounting adjustments, net of depreciation already recorded in historical financial statements. The estimated useful lives used for equipment range from 5 to 25 years and the estimated useful life used for buildings range from 25 to 39 years.
(d) Reflects amortization of intangible assets resulting from purchase accounting adjustments, net of amortization already recorded in the historical financial statements. The estimated useful lives used for these intangible assets were as follows: FCC licenses - 15 years; network affiliation agreements - 15 years; other intangible assets - 2 to 5 years.
(e) Reflects the change in corporate expenses associated with the Company's organizational structure.
(f) Reflects interest expense on the pro forma debt and the amortization of deferred financing costs over the period of the related financings.

                                                                            1995
                                                                           -------
          Senior Subordinated Notes at an interest rate of 9.75%            $3,656
          Amortization of deferred financing costs                             177
          Bank Credit Agreement at an assumed interest rate of 8.5%, net       389
                                                                          --------
                                                                            $4,222
                                                                          ========

(g) Reflects the elimination of taxes as a result of the pro forma losses for the period presented.

                            Argyle Television, Inc.
           Unaudited Pro Forma Consolidated Statement of Operations
                       Three Months Ended March 31, 1996
                                (In Thousands)

                                                                  Arkansas
                                     The Company   Arkansas     Acquisition       The Company
                                     Historical    Stations     Adjustments       Pro Forma
                                   ----------------------------------------------------------

Total revenues                         $15,495      $1,890                         $17,385

Station operating expenses               8,898       1,399        $(73)(a)          10,224
Amortization of program rights           1,289          52                           1,341
Depreciation and amortization            4,986         168         518 (b)(c)        5,672
                                   ------------------------------------      ----------------
Station operating income                   322         271        (445)                148

Corporate general and
    administrative expenses                983          59         (59)(d)             983
Non-cash compensation expense              169                                         169
                                   ------------------------------------      ----------------
Operating income (loss)                   (830)        212        (386)             (1,004)

Interest expense, net                    3,500          43          99 (e)           3,642
                                   ------------------------------------      ----------------
Income (loss) before income taxes       (4,330)        169        (485)             (4,646)
Income taxes                                            68         (68)(f)
                                   ------------------------------------      ----------------
Net income (loss)                      $(4,330)       $101       $(417)            $(4,646)
                                   ===================================       ================

See explanation on the following page.

                            Argyle Television, Inc.

Arkansas Acquisition Adjustments

(a) Reflects the elimination of certain expenses relating to employees who have either been terminated or will be terminated and not replaced under the Company's management and certain other expenses which would have been eliminated under the Company's management.
(b) Reflects depreciation of equipment and buildings resulting from the purchase accounting adjustments, net of depreciation already recorded in historical financial statements. The estimated useful lives used for equipment range from 5 to 25 years and the estimated useful life used for buildings range from 25 to 39 years.
(c) Reflects amortization of intangible assets resulting from purchase accounting adjustments, net of amortization already recorded in the historical financial statements. The estimated useful lives used for these intangible assets were as follows: FCC licenses - 15 years; network affiliation agreements - 15 years; other intangible assets - 2 to 5 years.
(d) Reflects the change in corporate expenses associated with the Company's organizational structure.
(e) Reflects a credit to interest expense recorded in conjunction with FASB Statement No. 119 relating to interest rate protection agreements, interest expense on the pro forma debt, and the amortization of deferred financing costs over the period of the related financings.

                                                                   1996
                                                                  ------
  Senior Subordinated Notes at an interest rate of 9.75%          $3,656
  Fair value adjustments of interest rate protection
       agreements - non-cash                                        (580)
  Amortization of deferred financing costs                           177
  Bank Credit Agreement at an assumed interest rate of 8.5%, net     389
                                                                  ------

                                                                  $3,642
                                                                  ======

(f) Reflects the elimination of taxes as a result of the pro forma losses for the period presented.

                            Argyle Television, Inc.



                Unaudited Pro Forma Consolidated Balance Sheet
                             as of March 31, 1996
                                (In Thousands)

                                                                                     Arkansas
                                                    The Company        Arkansas     Acquisition         The Company
                                                    Historical         Stations     Adjustments          Pro Forma
                                                    -------------------------------------------         -----------
Assets
Current assets:
   Cash and cash equivalents                          $2,369               $392          -                 $2,761
   Accounts receivable, net                           11,951              1,341          -                 13,292
   Barter program rights                               4,453               -             -                  4,453
   Program rights                                      3,643                254          -                  3,897
   Other                                                 594                 73          -                    667
                                                    ------------------------------------------           --------
Total current assets                                  23,010              2,059          -                 25,070

Property, plant, and equipment, net                   32,781              1,999         4,126  (a)         38,906


Intangible assets, net                               217,707                435        37,648  (a)        255,790

Other:
   Deferred acquisition and financing costs, net       6,173               -             -                  6,173
   Barter program rights, noncurrent                   2,608               -             -                  2,608
   Program rights, noncurrent                          3,198                214          -                  3,412
   Other assets                                        2,460                 14          -                  2,474
                                                    ------------------------------------------           --------
Total assets                                        $287,937             $4,722       $41,774            $334,433
                                                    ==========================================           ========

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable and accrued liabilities           $9,959               $238         -                 $10,197
   Current portion of long-term debt                     -                2,000        (2,000) (a)           -
   Barter program rights payable                       4,652               -             -                  4,652
   Program rights payable                              3,638                254          -                  3,892
   Other current liabilities                             448               -            1,241  (a)          1,689
                                                    ------------------------------------------           --------
Total current liabilities                             18,697              2,492          (759)             20,430

Barter program rights payable, noncurrent              2,608               -             -                  2,608
Program rights payable, noncurrent                     3,093                214          -                  3,307
Other liabilities                                      1,431               -           11,053  (a)         12,484
Long-term debt, net                                  150,000                164         5,898  (b)        155,898
                                                                                         (164) (a)
Stockholders' equity:
   Common stock                                          111                  1            (1) (c)            113
                                                                                            2  (b)
   Preferred stock                                                                          1  (b)              1
   Additional paid-in capital                        132,184                226          (226) (c)        159,778
                                                                                       27,594  (b)
   Retained earnings (deficit)                       (20,187)             1,624        (1,624) (c)        (20,187)
                                                    ------------------------------------------           --------
Total stockholders' equity                           112,108              1,851        25,746             139,705

Total liabilities and stockholders' equity          $287,937             $4,722       $41,774            $334,433
                                                    ==========================================           ========

See explanations on the following page.

Arkansas Acquisition Adjustments

(a) Reflects the Arkansas Acquisition. The acquisition will be accounted for using the purchase method of accounting. The Company has not yet determined the final allocation of the purchase price and, accordingly, the amounts shown below may differ from the amounts ultimately determined.

   The preliminary pro forma allocation of the purchase price is as follows:

       Purchase price and estimated acquisition costs                                 $33,495
       Less historical net assets                                                      (1,851)
                                                                                      -------
       Excess to be allocated                                                         $31,644
                                                                                      =======

       Allocation of excess purchase price based on preliminary estimated values:
       Property, plant, and equipment                                                  $4,126
       Deferred tax liability                                                         (11,053)
       Obligations paid at closing                                                      2,164
       Additional obligations assumed                                                  (1,241)
       Intangible assets                                                               37,648
                                                                                      -------
                                                                                      $31,644
                                                                                      =======
(b)  Financing for the Arkansas Acquisition is to be provided as follow:

       Issuance of Preferred Stock                                                    $21,876
       Issuance of Common Stock                                                         5,721
       Borrowings under Bank Credit Agreement                                           5,898
                                                                                      -------
                                                                                      $33,495
                                                                                      =======

(c) Reflects the elimination of the remaining historical capital structure of the Arkansas Stations.

     c.   Exhibits.
          --------

          2.1 Agreement and Plan of Reorganization by and among the Company, KHBS Argyle Television, Inc., Sigma Broadcasting, Inc. and the stockholders thereof (incorporated by referenced to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
               1995).

          4.1 Certificate of Designation of the Company's Series A Preferred Stock.

          4.2 Certificate of Designation of the Company's Series B Preferred Stock.

          4.3 First Supplemental Indenture dated as of June 1, 1996 among KHBS Argyle Television, Inc., Arkansas Argyle Television, Inc. and United States Trust Company of New York.

          10.1 Form of Amendment No. 3 to Amended and Restated Credit Agreement dated June 11, 1996.

          20   Press Release issued June 11, 1996.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ARGYLE TELEVISION, INC.


Dated:  June 26, 1996               By:  /s/ HARRY T. HAWKS
                                        ----------------------------------------
                                        Harry T. Hawks, Chief Financial Officer
                                        Assistant Secretary and Treasurer
                                        (Principal Financial Officer)

                                 EXHIBIT INDEX

Exhibit
Number                                    Description                                   Page
- -------                                   -----------                                   ----
    2.1  Agreement and Plan of Reorganization by and among the Company, KHBS
         Argyle Television, Inc., Sigma Broadcasting, Inc. and the stockholders thereof (incorporated by referenced to the Company's Annual Report on
         Form 10-K for the fiscal year ended December 31, 1995).

    4.1  Certificate of Designation of the Company's Series A Preferred Stock.

    4.2  Certificate of Designation of the Company's Series B Preferred Stock.

    4.3  First Supplemental Indenture dated as of June 1, 1996 among KHBS Argyle
         Television, Inc., Arkansas Argyle Television, Inc. and United States Trust
         Company of New York.

   10.1  Form of Amendment No. 3 to Amended and Restated Credit Agreement dated June
         11, 1996.

     20  Press Release issued June 11, 1996.